EXHIBIT 10.1

WARREN RESOURCES, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, dated as of March 4, 2011 ("Grant Date") by and between

Warren Resources, Inc., a Maryland Corporation ("Corporation"), and ___________________ ("Employee"), is entered into as follows:

WHEREAS, the Corporation has established the 2010 Stock Incentive Plan ("Plan"), a copy of which can be found on the Securities and Exchange Commission Web Site at:

http://www.sec.gov/Archives/edgar/data/892986/000104746910003498/a2197906zdef14a.htm or by written or telephonic request to the Corporation Secretary, and which Plan made a part hereof; and

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation ("Committee") determined that the Employee be granted stock units subject to the restrictions stated below, and as hereinafter set forth;

NOW, THEREFORE, the parties hereby agree as follows:

1. Grant of Units.

Subject to the terms and conditions of this Agreement and of the Plan, the Corporation hereby credits to a separate account maintained on the books of the Corporation ("Account") ___________ restricted stock units ("Units"). On any date, the value of each Unit shall equal the fair market value of a share of the Corporation's Common Stock ("Stock"). For purposes of this Agreement, "fair market value" shall be deemed to be the mean of the highest and lowest quoted selling prices for a share of Stock on that date as reported on The NASDAQ Stock Market, Inc.

2. Vesting Schedule.

The interest of the Employee in the Units shall vest (net of shares withheld for applicable tax withholdings):

1/3rd of such Units on March 4, 2012,

1/3rd of such Units on March 4, 2013, and

1/3rd of such Units on March 4, 2014,

so as to be 100% vested on March 4, 2014, conditioned upon the Employee's continued employment with the Corporation as of each vesting date. Notwithstanding the foregoing vesting schedule, if a Change in Control Event (as defined in the Plan) occurs with respect to the Corporation, all unvested Units shall immediately vest

3. Restrictions.

(a) The Units granted hereunder may not be sold, pledged or otherwise transferred and may not be subject to lien, garnishment, attachment or other legal process. The period of time between the date hereof and the date the Units become vested is referred to herein as the "Restriction Period."

(b) If the Employee's employment with the Corporation is terminated by the Corporation "for cause" or voluntarily by the Employee, the balance of the Units subject to the provisions of this Agreement which have not vested at the time of the Employee's termination of employment shall be forfeited by the Employee.

4. Dividends.

If on any date the Corporation shall pay any dividend on the Stock (other than a dividend payable in Stock), the number of Units credited to the Employee's Account shall as of such date be increased by an amount equal to: (a) the product of the number of Units credited to the Employee's Account as of the record date for such dividend, multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Corporation), divided by (b) the fair market value of a share of Stock on the payment date of such dividend. In the case of any dividend declared on Stock which is payable in Stock, the number of Units credited to the Employee shall be increased by a number equal to the product of (x) the aggregate number of Units that have been credited to the Employee's Account through the related dividend record date, multiplied by (y) the number of shares of Stock (including any fraction thereof) payable as a dividend on a share of Stock.

5. Changes in Stock.

In the event of any change in the number and kind of outstanding shares of Stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Stock (other than a dividend payable in Stock) the Corporation shall make an appropriate adjustment in the number and terms of the Units credited to the Employee's Account so that, after such adjustment, the Units shall represent a right to receive the same consideration (or if such consideration is not available, other consideration of the same value) that the Employee would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split or any similar change if he had owned on the applicable record date a number of shares of Stock equal to the number of Units credited to the Employee's Account prior to such adjustment.

6. Form and Timing of Payment.

On the first to occur of the following, the Corporation shall pay to the Employee a number of shares of Stock equal to the aggregate number of vested Units credited to the Employee as of such date:

(a) On the vesting anniversaries of the Grant Date; or

(b) The first date on which occurs a Change of Control.

7. Taxes.

The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Units hereunder. Unless the Employee makes payment of the withholding in cash, a portion of the Stock subject to each Unit having a fair market value equal to the Corporation's withholding obligation will be withheld to cover required taxes, and the net number of shares of Stock will be paid to the Employee.

8. Grant Subject to Plan; Conflict

This grant is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling

9. Miscellaneous.

(a) This grant is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Corporation, the Subsidiary or on any other subsidiary corporation or parent corporation thereof to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Subsidiary or of any subsidiary corporation or parent corporation thereof.

(b) All amounts credited to the Employee's Account under this Agreement, until vested, shall continue for all purposes to be a part of the general assets of the Corporation. The Employee's interest in the Account shall make him only a general, unsecured creditor of the Corporation.

(c) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(d) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at her address then on file with the Corporation.

(e) You hereby represent that you have received a copy of the Plan and that you have had ample opportunity to review the Plan and ask questions with respect thereto.

(f) This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof.

WARREN RESOURCES, INC.

By____________________________

Name: Norman F. Swanton

Title: Chairman and Chief Executive Officer

AGREED TO AND ACCEPTED:

__________________________________

Name: